Exhibit 99.2

Host Hotels & Resorts, Inc.

Supplemental Financial Information

As of July 26, 2017

For the Quarters and Year-to-Date ended

June 30, 2017 and 2016

About Host Hotels & Resorts

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 89 properties in the United States and seven properties internationally totaling approximately 53,500 rooms. The Company also holds non-controlling interests in seven joint ventures, including one in Europe that owns 10 hotels with approximately 3,900 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Méridien®, The Luxury Collection®, Hyatt®, Fairmont®, Hilton®, Swissôtel®, ibis®, and Novotel® as well as independent brands in the operation of properties in over 50 major markets. For additional information, please visit the Company’s website at www.hosthotels.com.

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host Inc.,” is a self-managed and self-administered real estate investment trust (“REIT”) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of June 30, 2017, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

Supplemental Financial Information

To facilitate a quarter-to-quarter comparison of our operations, we present certain operating results (revenues, expenses, hotel EBITDA and associated margins) on a comparable hotel basis, which are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). These are included in our earnings press release dated July 26, 2017 and related Current Report on Form 8-K filed with the SEC on the same day. In addition to comparable hotel results for Host Inc. as a whole found in the press release (and repeated here starting on page 7) this supplemental information also contains additional detail on comparable hotel EBITDA by market. Also included are reconciliations to the most directly comparable GAAP measures. See the Notes that follow for information on why we believe these supplemental measures are useful and the limitations on their use.

In addition, also included in this supplemental information is our current quarter end leverage ratio, calculated in accordance with our credit facility, a reconciliation to the leverage ratio calculated in accordance with GAAP, and infomation on how this supplemental measure is calculated and why we believe it is useful.

*

This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained herein.

HOST HOTELS & RESORTS, INC.

Comparable Hotel EBITDA by Market in Nominal US$

(unaudited, in millions, except hotel statistics)

	Quarter ended June 30, 2017
Market(1)	No. of Properties	No. of Rooms	Total Revenues	Hotel Net Income(2)	Plus: Depreciation	Plus: Interest Expense(2)	Less: Income tax(2)	Equals: Hotel EBITDA
Hawaii	3	1,682	$70.7	$15.2	$9.2	$—	$—	$24.4
New York	8	6,961	229.4	21.2	28.3	—	—	49.5
Boston	4	3,185	94.0	27.1	9.0	—	—	36.1
Seattle	2	1,315	35.5	9.0	3.9	—	—	12.9
San Francisco	4	2,912	82.0	17.0	7.0	—	—	24.0
Washington, D.C.	12	6,024	166.3	42.6	16.4	—	—	59.0
Chicago	6	2,392	57.0	16.0	7.2	—	—	23.2
San Diego	3	2,981	82.0	13.0	12.6	—	—	25.6
Florida	8	4,559	147.4	31.3	15.1	—	—	46.4
Los Angeles	7	2,843	67.0	12.8	6.6	—	—	19.4
Denver	2	735	14.4	3.4	1.7	—	—	5.1
Atlanta	5	1,939	41.7	8.3	5.1	—	—	13.4
Phoenix	4	1,518	41.4	7.2	5.5	—	—	12.7
Houston	4	1,716	29.2	3.2	5.5	—	—	8.7
Other	10	6,179	117.1	19.6	15.6	—	—	35.2
Domestic	82	46,941	1,275.1	246.9	148.7	—	—	395.6

Asia-Pacific	1	384	7.6	1.7	—	0.6	—	2.3
Canada	2	849	15.2	2.4	2.4	—	—	4.8
Latin America	4	963	12.3	1.0	1.5	1.1	—	3.6
International	7	2,196	35.1	5.1	3.9	1.7	—	10.7
Comparable Hotels All Markets	89	49,137	$1,310.2	$252.0	$152.6	$1.7	$—	$406.3
Non-comparable hotels	7	4,203	131.0	17.2	24.8	—	—	42.0
Gain on sale of property and corporate level income/ expense			(0.2)	(57.2)	0.8	41.4	27.1	12.1
Total	96	53,340	$1,441.0	$212.0	$178.2	$43.1	$27.1	$460.4

HOST HOTELS & RESORTS, INC.

Comparable Hotel EBITDA by Market in Nominal US$

(unaudited, in millions, except hotel statistics)

	Quarter ended June 30, 2016
Market(1)	No. of Properties	No. of Rooms	Total Revenues	Hotel Net Income(2)	Plus: Depreciation	Plus: Interest Expense(2)	Plus: Income tax(2)	Equals: Hotel EBITDA
Hawaii	3	1,682	$67.8	$14.2	$8.7	$—	$—	$22.9
New York	8	6,961	230.9	23.5	31.0	—	—	54.5
Boston	4	3,185	91.0	22.9	9.2	—	—	32.1
Seattle	2	1,315	31.7	6.4	4.0	—	—	10.4
San Francisco	4	2,912	85.5	18.9	7.2	—	—	26.1
Washington, D.C.	12	6,024	166.1	43.1	16.1	—	—	59.2
Chicago	6	2,392	57.1	15.8	7.0	—	—	22.8
San Diego	3	2,981	80.9	11.6	13.0	—	—	24.6
Florida	8	4,559	147.8	29.8	15.7	—	—	45.5
Los Angeles	7	2,843	65.9	12.3	6.6	—	—	18.9
Denver	2	735	13.3	2.7	1.7	—	—	4.4
Atlanta	5	1,939	44.3	8.8	5.3	—	—	14.1
Phoenix	4	1,518	38.9	5.1	5.7	—	—	10.8
Houston	4	1,716	32.4	4.9	5.7	—	—	10.6
Other	10	6,179	121.5	21.6	15.0	—	—	36.6
Domestic	82	46,941	1,275.1	241.6	151.9	—	—	393.5

Asia-Pacific	1	384	7.7	0.3	1.3	1.0	—	2.6
Canada	2	849	14.4	1.6	2.1	—	—	3.7
Latin America	4	963	14.3	1.5	2.1	1.3	—	4.9
International	7	2,196	36.4	3.4	5.5	2.3	—	11.2
Comparable Hotels All Markets	89	49,137	$1,311.5	$245.0	$157.4	$2.3	$—	$404.7
Non-comparable hotels	7	4,203	147.2	19.5	19.8	0.1	—	39.4
Gain on sale of property and corporate level income/ expense			(0.2)	86.9	1.0	36.2	31.5	155.6
Total	96	53,340	$1,458.5	$351.4	$178.2	$38.6	$31.5	$599.7

HOST HOTELS & RESORTS, INC.

Comparable Hotel EBITDA by Market in Nominal US$

(unaudited, in millions, except hotel statistics)

	Year-to-date ended June 30, 2017
Market(1)	No. of Properties	No. of Rooms	Total Revenues	Hotel Net Income(2)	Plus: Depreciation	Plus: Interest Expense(2)	Plus: Income tax(2)	Equals: Hotel EBITDA
Hawaii	3	1,682	$145.4	$32.8	$19.1	$—	$—	$51.9
New York	8	6,961	394.9	(6.6)	57.7	—	—	51.1
San Francisco	4	2,912	164.4	33.1	14.2	—	—	47.3
Florida	8	4,559	331.8	87.6	30.3	—	—	117.9
Washington, D.C.	12	6,024	303.6	66.5	32.8	—	—	99.3
Seattle	2	1,315	61.4	10.6	7.9	—	—	18.5
Phoenix	4	1,518	96.1	25.7	11.0	—	—	36.7
Boston	4	3,185	148.4	24.5	18.0	—	—	42.5
San Diego	3	2,981	172.5	31.6	25.3	—	—	56.9
Los Angeles	7	2,843	132.1	24.3	13.1	—	—	37.4
Atlanta	5	1,939	85.1	16.9	10.3	—	—	27.2
Chicago	6	2,392	84.4	10.1	14.3	—	—	24.4
Denver	2	735	25.3	4.5	3.4	—	—	7.9
Houston	4	1,716	62.6	8.7	11.2	—	—	19.9
Other	10	6,179	237.0	39.5	30.4	—	—	69.9
Domestic	82	46,941	2,445.0	409.8	299.0	—	—	708.8

Asia-Pacific	1	384	16.2	3.5	0.9	1.1	—	5.5
Latin America	4	963	24.7	1.8	3.1	2.4	—	7.3
Canada	2	849	25.7	1.7	4.6	—	—	6.3
International	7	2,196	66.6	7.0	8.6	3.5	—	19.1
Comparable Hotels All Markets	89	49,137	$2,511.6	$416.8	$307.6	$3.5	$—	$727.9
Non-comparable hotels	7	4,203	277.0	51.0	49.0	—	—	100.0
Gain on sale of property and corporate level income/ expense			0.4	(94.8)	1.8	78.7	20.7	6.4
Total	96	53,340	$2,789.0	$373.0	$358.4	$82.2	$20.7	$834.3

HOST HOTELS & RESORTS, INC.

Comparable Hotel EBITDA by Market in Nominal US$

(unaudited, in millions, except hotel statistics)

	Year-to-date ended June 30, 2016
Market(1)	No. of Properties	No. of Rooms	Total Revenues	Hotel Net Income(2)	Plus: Depreciation	Plus: Interest Expense(2)	Plus: Income tax(2)	Equals: Hotel EBITDA
Hawaii	3	1,682	$140.9	$33.8	$17.2	$—	$—	$51.0
New York	8	6,961	401.8	(2.4)	62.4	—	—	60.0
San Francisco	4	2,912	171.6	38.0	14.5	—	—	52.5
Florida	8	4,559	332.4	84.9	31.5	—	—	116.4
Washington, D.C.	12	6,024	281.6	51.0	32.7	1.0	—	84.7
Seattle	2	1,315	53.8	5.5	8.2	—	—	13.7
Phoenix	4	1,518	94.4	23.4	11.0	—	—	34.4
Boston	4	3,185	146.5	20.4	18.6	—	—	39.0
San Diego	3	2,981	161.8	27.1	25.5	—	—	52.6
Los Angeles	7	2,843	131.3	24.6	13.1	—	—	37.7
Atlanta	5	1,939	86.8	16.3	10.6	—	—	26.9
Chicago	6	2,392	84.4	9.6	13.9	—	—	23.5
Denver	2	735	22.3	2.5	3.4	—	—	5.9
Houston	4	1,716	65.8	11.6	11.1	—	—	22.7
Other	10	6,179	233.4	35.9	30.0	—	—	65.9
Domestic	82	46,941	2,408.8	382.2	303.7	1.0	—	686.9

Asia-Pacific	1	384	15.9	1.3	2.6	2.0	—	5.9
Latin America	4	963	28.9	3.4	4.1	2.6	—	10.1
Canada	2	849	24.0	—	4.3	—	—	4.3
International	7	2,196	68.8	4.7	11.0	4.6	—	20.3
Comparable Hotels All Markets	89	49,137	$2,477.6	$386.9	$314.7	$5.6	$—	$707.2
Non-comparable hotels	7	4,203	320.4	53.1	42.2	0.4	—	95.7
Gain on sale of property and corporate level income/ expense			(0.4)	95.4	1.8	71.9	22.5	191.6
Total	96	53,340	$2,797.6	$535.4	$358.7	$77.9	$22.5	$994.5
___________
(1)	See the Notes to Supplemental Information for a description of these markets.
(2)

Certain items from our statement of operations are not allocated to individual regions, including interest on our senior notes, the majority of corporate and other expenses, and the benefit (provision) for income taxes. These items are included in gain on sale of property and corporate level income/expense. Interest on mortgage debt is allocated to the respective regions.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Results (1)

(unaudited, in millions, except hotel statistics)

	Quarter ended June 30,		Year-to-date ended June 30,
	2017	2016	2017	2016
Number of hotels	89	89	89	89
Number of rooms	49,137	49,137	49,137	49,137
Change in comparable hotel RevPAR -
Constant US$	1.7%	—	2.5%	—
Nominal US$	1.7%	—	2.6%	—
Operating profit margin (2)	16.9%	16.4%	14.9%	13.9%
Comparable hotel EBITDA margin (2)	31.0%	30.85%	29.0%	28.55%
Food and beverage profit margin (2)	33.9%	34.2%	34.1%	32.3%
Comparable hotel food and beverage profit margin (2)	34.2%	34.5%	33.7%	32.3%

Net income	$212	$351	$373	$535
Depreciation and amortization	178	178	358	359
Interest expense	43	39	82	78
Provision for income taxes	27	32	21	23
Gain on sale of property and corporate level income/expense	(12)	(156)	(6)	(192)
Non-comparable hotel results, net (3)	(42)	(39)	(100)	(96)
Comparable hotel EBITDA	$406	$405	$728	$707

	Quarter ended June 30, 2017				Quarter ended June 30, 2016
		Adjustments				Adjustments
	GAAP Results	Non-comparable hotel results, net(3)	Depreciation and corporate level items	Comparable Hotel Results	GAAP Results	Non-comparable hotel results, net(3)	Depreciation and corporate level items	Comparable Hotel Results
Revenues
Room	$940	$(74)	$—	$866	$933	$(81)	$—	$852
Food and beverage	416	(42)	—	374	439	(48)	—	391
Other	85	(15)	—	70	87	(18)	—	69
Total revenues	1,441	(131)	—	1,310	1,459	(147)	—	1,312
Expenses
Room	230	(18)	—	212	228	(21)	—	207
Food and beverage	275	(29)	—	246	289	(33)	—	256
Other	490	(44)	—	446	498	(54)	—	444
Depreciation and amortization	178	—	(178)	—	178	—	(178)	—
Corporate and other expenses	26	—	(26)	—	27	—	(27)	—
Gain on insurance and business interruption settlements	(2)	2	—	—	—	—	—	—
Total expenses	1,197	(89)	(204)	904	1,220	(108)	(205)	907
Operating Profit - Comparable Hotel EBITDA	$244	$(42)	$204	$406	$239	$(39)	$205	$405

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Results (1)

(unaudited, in millions, except hotel statistics)

	Year-to-date ended June 30, 2017				Year-to-date ended June 30, 2016
		Adjustments				Adjustments
	GAAP Results	Non-comparable hotel results, net(3)	Depreciation and corporate level items	Comparable Hotel Results	GAAP Results	Non-comparable hotel results, net(3)	Depreciation and corporate level items	Comparable Hotel Results
Revenues
Room	$1,783	$(152)	$—	$1,631	$1,776	$(178)	$—	$1,598
Food and beverage	838	(94)	—	744	847	(102)	—	745
Other	168	(31)	—	137	175	(40)	—	135
Total revenues	2,789	(277)	—	2,512	2,798	(320)	—	2,478
Expenses
Room	449	(35)	—	414	449	(44)	—	405
Food and beverage	552	(59)	—	493	573	(69)	—	504
Other	965	(88)	—	877	976	(114)	—	862
Depreciation and amortization	358	—	(358)	—	359	—	(359)	—
Corporate and other expenses	55	—	(55)	—	54	—	(54)	—
Gain on insurance and business interruption settlements	(5)	5	—	—	(3)	3	—	—
Total expenses	2,374	(177)	(413)	1,784	2,408	(224)	(413)	1,771
Operating Profit - Comparable Hotel EBITDA	$415	$(100)	$413	$728	$390	$(96)	$413	$707
___________
(1)	See the Notes to Supplemental Information for a discussion of non-GAAP measures and the calculation of comparable hotel results.
(2)

Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP operating profit margins are calculated using amounts presented in the consolidated statements of operations. Comparable hotel margins are calculated using amounts presented in the above tables.

(3)

Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels and sold hotels, which operations are included in our consolidated statements of operations as continuing operations, (ii) gains on insurance settlements and business interruption proceeds, and (iii) the results of our office spaces and other non-hotel income.

HOST HOTELS & RESORTS, INC.

Reconciliation of Credit Facility Leverage Ratio to GAAP Leverage Ratio

(unaudited, in millions, except ratios)

The following table presents the calculation of Host's leverage ratio using GAAP measures:

	GAAP Leverage Ratio
	June 30, 2017
Debt	$3,992
Net income - trailing twelve months	609
GAAP Leverage Ratio	6.6	x

The following table presents the calculation of Host's leverage ratio as used in the financial covenants of the credit facility:

	Leverage Ratio per Credit Facility
	June 30, 2017
Net debt (1)	$3,541
Adjusted Credit Facility EBITDA - trailing twelve months (2)	1,463
Leverage Ratio	2.4	x
___________

(1)	The following presents the reconciliation of debt to net debt per our credit facility definition:

June 30, 2017
Debt	$3,992
Debt related to assets held for sale	66
Deferred financing cost	30
Contingent obligations	6
Less: Debt related to outside parties	(17)
Less: Unrestricted cash over $100 million	(536)
Net debt per credit facility definition	$3,541

(2)	The following presents the reconciliation of net income to EBITDA, Adjusted EBITDA and EBITDA per our credit facility definition in determining Net Debt/EBITDA:

	Trailing twelve months
	June 30, 2017
Net income	$609
Interest expense	158
Depreciation and amortization	723
Income taxes	38
EBITDA	1,528
Gain on dispositions	(63)
Acquisition costs	1
Partnership EBITDA adjustments	34
Adjusted EBITDA	1,500
Pro forma EBITDA - Acquisitions	18
Pro forma EBITDA - Dispositions	(18)
Restricted stock expense and other non-cash items	5
Non-cash partnership adjustments	(42)
Adjusted Credit Facility EBITDA	$1,463

Net Debt/EBITDA (per credit facility definition)	2.4	x

HOST HOTELS & RESORTS, INC.

Notes to Supplemental Information

Comparable Hotel Operating Statistics

To facilitate a quarter-to-quarter comparison of our operations, we present certain operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this supplemental information on a comparable hotel basis.

Because these statistics and operating results relate only to our hotel properties, they exclude results for our non-hotel properties and other real estate investments. We define our comparable hotels as properties:

(i) that are owned or leased by us and the operations of which are included in our consolidated results for the entirety of the reporting periods being compared; and

(ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects (as further defined below) during the reporting periods being compared.

The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project that would cause a hotel to be excluded from our comparable hotel set is an extensive renovation of several core aspects of the hotel, such as rooms, meeting space, lobby, bars, restaurants and other public spaces. Both quantitative and qualitative factors are taken into consideration in determining if the renovation would cause a hotel to be removed from the comparable hotel set, including unusual or exceptional circumstances such as: a reduction or increase in room count, rebranding, a significant alteration of the business operations, or the closing of the hotel during the renovation.

We do not include an acquired hotel in our comparable hotel set until the operating results for that hotel have been included in our consolidated results for one full calendar year. For example, we acquired The Don CeSar in February 2017. The hotel will not be included in our comparable hotels until January 1, 2019. Hotels that we sell are excluded from the comparable hotel set once the transaction has closed. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption or commence a large-scale capital project. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after completion of the repair of the property damage or cessation of the business interruption, or the completion of large-scale capital projects, as applicable.

Of the 96 hotels that we owned on June 30, 2017, 89 have been classified as comparable hotels. The operating results of the following hotels that we owned as of June 30, 2017 are excluded from comparable hotel results for these periods:

•

Denver Marriott Tech Center, removed in the first quarter of 2016 (business disruption due to extensive renovations, including conversion of 64 rooms to 41 suites, conversion of the concierge lounge into three meeting rooms, and the repositioning of the public space and food and beverage areas);

•

Hyatt Regency San Francisco Airport, removed in the first quarter of 2016 (business disruption due to extensive renovations, including all guestrooms and bathrooms, meeting space, the repositioning of the atrium into a new restaurant and lounge, and conversion of the existing restaurant to additional meeting space);

•	Marriott Marquis San Diego Marina, removed in the first quarter of 2015 (business interruption due to the demolition of the existing conference center and construction of the new exhibit hall);
•

The Phoenician (acquired in June 2015 and, beginning in the second quarter of 2016, business disruption due to extensive renovations, including all guestrooms and suites, a redesign of the lobby and public areas, renovation of pools, recreation areas and a restaurant and a re-configured spa and fitness center);

•	Axiom Hotel (acquired as the Powell Hotel in January 2014, then closed during 2015 for extensive renovations and reopened in January 2016);
•	The Don CeSar and Beach House Suites complex (acquired in February 2017); and
•	W Hollywood (acquired in March 2017).

The operating results of 12 hotels disposed of in 2017 and 2016 are not included in comparable hotel results for the periods presented herein.

We evaluate the operating performance of our comparable hotels based on market. The division is generally consistent with groupings recognized in the lodging industry.

Our markets consist of the following:

Domestic

•	Atlanta – Atlanta Metropolitan area;
•	Boston – Greater Boston Metropolitan area;
•	Chicago – Chicago Metropolitan area;
•	Denver – Denver Metropolitan area;
•	Florida – All Florida locations;

•	Hawaii – All Hawaii locations;
•	Houston – Houston Metropolitan area;
•	Los Angeles – Greater Los Angeles area, including Orange County;
•	New York – Greater New York Metropolitan area, including northern New Jersey;
•	Phoenix – Phoenix Metropolitan area, including Scottsdale;
•	San Diego – San Diego Metropolitan area;
•	San Francisco – Greater San Francisco Metropolitan area, including San Jose;
•	Seattle – Seattle Metropolitan area;
•	Washington, D.C. – Metropolitan area, including the Maryland and Virginia suburbs; and
•	Other – Select cities in California, Indiana, Louisiana, Minnesota, Ohio, Pennsylvania, Tennessee and Texas.

International

•	Asia-Pacific – Australia;
•	Canada – Toronto and Calgary; and
•	Latin America – Brazil and Mexico.

Non-GAAP Financial Measures

The comparable hotel results included in this supplemental information are “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and is widely used by management in the annual budget process and for our compensation programs.

Limitations on the Use of EBITDA

EBITDA, as presented, may not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense and other items have been and will be made and are not reflected in the EBITDA presentation. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Comparable Hotel Property Level Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA (and the related margins), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present comparable hotel EBITDA to help us and our investors evaluate the ongoing operating performance of our comparable properties after removing the impact of the Company’s capital structure (primarily interest expense), and its asset base (primarily depreciation and amortization). Corporate-level costs and expenses are also removed to arrive at property-level results.  We believe these property-level results provide investors with supplemental information into the ongoing operating performance of our comparable hotels. Comparable hotel results are presented both by region and for the Company’s comparable properties in the aggregate. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. Because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.

Credit Facility Leverage Ratio

Host L.P.’s credit facility contains certain financial covenants which we are required to meet, including allowable leverage ratio, which is determined using EBITDA and net debt, each as calculated under the terms of our credit facility (“Adjusted Credit Facility EBITDA” and “Net Debt,” respectively). The leverage ratio is defined as Net Debt to Adjusted Credit Facility EBITDA. This calculation is based on pro forma results for the prior four fiscal quarters, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period. Under the terms of the credit facility, interest expense excludes items such as the gains and losses on the extinguishment of debt, deferred financing charges related to the senior notes or the credit facility, amortization of debt premiums or discounts that were recorded at issuance of a loan to establish its fair value and non-cash interest expense, all of which are included in interest expense on our consolidated statement of operations.

Additionally, total debt used in the calculation of our leverage ratio is based on a “net debt” concept, under which cash and cash equivalents in excess of $100 million are deducted from our total debt balance. In this supplemental financial information we have presented our credit facility leverage ratio, which is considered a non-GAAP financial measure. Management believes this financial ratio provides useful information to investors by demonstrating where the company is in terms of meeting this important financial covenant, and accordingly our ability to access the capital markets and in particular debt financing.